EXHIBIT 1


                                                     July 12, 1999

Putnam High Quality Bond Fund
One Post Office Square
Boston, Massachusetts  02109

Putnam American Government Income Fund
One Post Office Square
Boston, Massachusetts  02109

Ladies and Gentlemen:

         We have acted as counsel in connection with the acquisition (the "Acquisition") by Putnam American Government Income Fund, a Massachusetts business trust (the "American Government Fund") of all of the properties and assets, and the assumption by it of all of the liabilities of, Putnam High Quality Bond Fund, a Massachusetts business trust (the "High Quality Bond Fund"), pursuant to an Agreement and Plan of Reorganization (the "Agreement") dated as of March 17, 1999 by and between the American Government Fund and the High Quality Bond Fund. This opinion is furnished to you pursuant to Sections 8(f) and 9(f) of the Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Agreement.

         We have today attended the closing of the Acquisition. We have examined conformed copies of the Registration Statement of the American Government Fund on Form N-14, as amended, and all exhibits thereto (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission"); a copy of each of the Prospectus/Proxy Statement (the "Prospectus/Proxy Statement") and the Statement of Additional Information relating to the Acquisition, dated April 12, 1999, each as filed with the Commission pursuant to Rule 497 under the Securities Act of 1933, as amended (the "1933 Act"); copies of the Prospectus and the Statement of Additional Information of the American Government Fund, dated January 30, 1999 (the "American Government Fund Prospectus and Statement of Additional Information"), as filed with the Commission pursuant to Rule 497 under the 1933 Act; copies of the Prospectus and Statement of Additional Information of the High Quality Bond Fund dated February 28, 1999, as filed with the Commission pursuant to Rule 497 under the 1933 Act; and an executed copy of the Agreement. We have also examined and relied upon the originals or copies of minutes of meetings of the shareholders and Trustees of the High Quality Bond Fund and of the Trustees of the American Government Fund; copies of the Agreements and Declarations of Trust of the American Government Fund and High Quality Bond Fund, respectively, on file in the offices of the Secretary of State of The Commonwealth of Massachusetts (each, a "Declaration of Trust"); certificates of recent date of the Secretary of State of The Commonwealth of Massachusetts as to the existence of the American Government Fund and High Quality Bond Fund, respectively; copies of the Bylaws of the American Government Fund and High Quality Bond Fund (the "Bylaws"); a certificate of Putnam Investment Management, Inc. (the "Putnam Certificate") to the effect that the execution and delivery of the Agreement and the consummation of the transactions contemplated thereby will not violate the investment restrictions of the American Government Fund contained in the Declaration of Trust of the American Government Fund, the Bylaws of the American Government Fund, or the American Government Fund Prospectus and Statement of Additional Information; an affidavit of an officer of Management Information Services Corp. to the effect that it completed the initial mailing, on or about April 26, 1999 of the Prospectus/Proxy Statement and the American Government Fund Prospectus to each shareholder of record of the High Quality Bond Fund as of the close of business on April 1, 1999; and such other documents as we have considered necessary in rendering this opinion.

         We have assumed the genuineness of the signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, and the conformity to the corresponding originals of all documents submitted to us as copies. For the purpose of our opinion in paragraph 5 below, we have relied, as to matters relating to compliance by the American Government Fund with its investment restrictions, solely upon the Putnam Certificate.

         We express no opinion as to the laws of any jurisdiction other than The Commonwealth of Massachusetts and the United States of America. Further, we express no opinion as to the state securities or blue sky laws of any jurisdiction, including The Commonwealth of Massachusetts.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. Each of the American Government Fund and High Quality Bond Fund are legally organized and validly existing voluntary associations with transferable shares of beneficial interest under the laws of The Commonwealth of Massachusetts, and neither the American Government Fund nor the High Quality Bond Fund is, to our knowledge, required to qualify to do business as a foreign association in any jurisdiction, except as may be required by state securities or blue sky laws.

         2. The Agreement has been duly authorized, executed, and delivered by each of the High Quality Bond Fund and the American Government Fund and, assuming that the Registration Statement and the Prospectus/Proxy Statement comply with the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), is a valid and binding obligation of each of the High Quality Bond Fund and the American Government Fund.

         3. The High Quality Bond Fund has the power to sell, assign, convey, transfer, and deliver the assets contemplated by the Agreement to be sold, assigned, conveyed, transferred, and delivered and, upon consummation of the transactions contemplated by the Agreement in accordance with its terms the High Quality Bond Fund will have duly sold, assigned, conveyed, transferred, and delivered such assets to the American Government Fund.

         4. The American Government Fund Shares to be delivered to the High Quality Bond Fund as provided for by the Agreement are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by the American Government Fund, and no shareholder of the American Government Fund has any preemptive right to subscription or purchase in respect thereof.

         5. The execution and delivery of the Agreement by each of the High Quality Bond Fund and the American Government Fund did not, and the consummation of the transactions contemplated thereby will not, violate the Declaration of Trust or Bylaws of the High Quality Bond Fund or the American Government Fund, or any provision of any agreement known to us to which either is a party or by which either is bound.

         6. No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by either of the High Quality Bond Fund or the American Government Fund of the transactions contemplated by the Agreement, except such as may be required under state securities or blue sky laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R Act"). In connection with the H-S-R Act, we advise you that members of the legal staff of the premerger notification office of the Federal Trade Commission (the "FTC") have informed us in telephone conversations on several occasions in the past that registered investment companies which are parties to transactions such as those contemplated by the Agreement are not required in connection with or in contemplation of such transactions to make any filings with the FTC to comply with the H-S-R Act or any rules or regulations promulgated thereunder.

         7. The Registration Statement has become effective under the 1933 Act, and to the best of our knowledge no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act.

         In connection with our opinion in paragraph 2, we point out that copies of each of the Declarations of Trust of the American Government Fund and the High Quality Bond Fund are on file with the Secretary of State of The Commonwealth of Massachusetts and that the Agreement provides that it has been executed by the Trustees of each of the American Government Fund and High Quality Bond Fund, respectively, as Trustees and not individually and that the obligations of the Agreement are not binding upon any of the Trustees, officers or shareholders of the American Government Fund or the High Quality Bond Fund individually, but are binding only upon the assets and property of the American Government Fund and the High Quality Bond Fund, as the case may be.

         In connection with our opinion in paragraph 4, we point out that under Massachusetts law, shareholders of a "Massachusetts business trust" could, under certain circumstances, be held personally liable for the obligations of the trust. However, the Declaration of Trust of the American Government Fund disclaims shareholder liability for acts or obligations of the American Government Fund and requires that notice of such disclaimer be given in each agreement, obligation, or instrument entered into or executed by the American Government Fund or its Trustees. The Declaration of Trust provides for indemnification out of the property of the American Government Fund for all loss and expense of any shareholder of the American Government Fund held personally liable for the obligations of the American Government Fund solely by reason of his being or having been a shareholder of the American Government Fund. Thus, the risk of a shareholder's incurring financial loss on account of such shareholder liability is limited to circumstances in which the American Government Fund itself would be unable to meet its obligations.

         This opinion is furnished by us solely for your benefit and, except as expressly consented to by us in writing, may not be relied upon by any other entity or individual.

                                                     Very truly yours,

                                                     /s/ Ropes & Gray

                                                         Ropes & Gray